                                                                      FORM 10-Q
                                                                      EXHIBIT 10

                              RETIREMENT AGREEMENT

THIS RETIREMENT AGREEMENT made as of the 30th day of December, 1993 (hereinafter referred to as the "Retirement Agreement"), by and between Cornelis Boonstra (hereinafter referred to as "Executive") and Sara Lee Corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

          WHEREAS, Executive has been employed by the Company as its President and Chief Operating Officer, a director of the Company and Chairman of the Board of Management of Douwe Egberts, B.V. ("Subsidiary"), a subsidiary of the Compa-ny;

          WHEREAS, Executive and the Company have agreed that Executive's employment with the Company will terminate on December 31, 1993; and

          WHEREAS, Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to Executive's employment with the Company or the Subsidiary and the conclusion of that employ-ment.

          NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

          FIRST: Executive hereby resigns as a director of the Company and his employment and all appointments he holds with the Company and its affiliates and will submit a letter of resignation in the form attached hereto as Exhibit A upon the signing of this Retirement Agreement and, upon the Company's request, Executive will execute any additional documents necessary to effect such resig-nations. Executive understands and agrees that, with the exception of Subsid-iary, his employment with the Company, its subsidiaries and affiliates will con-clude on the close of business December 31, 1993 (the "Retirement Date"), and as of the Retirement Date he is no longer authorized to incur any expenses, obliga-tions or liabilities on behalf of the Company, unless specifically authorized herein or directed by an executive officer of

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

the Company. Executive's employment with Subsidiary will conclude immediately following the meeting of the Supervisory Board of the Subsidiary currently scheduled to be held on January 3, 1994. After such meeting, Executive is no longer authorized to incur any expenses, obligations or liabilities on behalf of Subsidiary, unless specifically authorized herein or directed by an executive officer of the Company. Unless otherwise specified, as used in this Retirement Agreement, the term "affiliates" shall include any subsidiary, joint venture, division or organization with respect to which Executive serves at the request of or in connection with the business of the Company, including without limitation, Subsidiary.

          SECOND: The Company hereby agrees to pay Executive from January 1, 1994 through December 31, 1996 (the "Salary Continuation Period"), the amount of $670,000 annually in equal monthly installments in accordance with the Company's normal payroll practices (collectively, the "Salary Continuation Payments"), less all applicable withholding taxes, subject to the provisions of Paragraph Twenty-Fifth herein. The Salary Continuation Payments will commence on the first payroll date following the Retirement Date. In the event of the Execu-tive's death prior to December 31, 1996, the Salary Continuation Payments shall be payable to Executive's designated beneficiary, or if none, to his estate in a single discounted (at the rate of interest yield on the date of Executive's death earned on one-year U.S. treasury bills) lump sum payment and, except to the extent benefits contemplated herein are provided by their terms to heirs and beneficiaries, the Company shall have no further obligations to Executive's beneficiaries under this Retirement Agreement.

          THIRD: Executive acknowledges and agrees that other than as specifi-cally set forth in this Retirement Agreement, he is not due any compensation, including compensation for unpaid salary (except for amounts, if any, unpaid and owing for Executive's employment with the Company and its affiliates prior to the Retirement Date), unpaid bonus, or accrued or unused vacation time or vacation pay from the Company or any of its affiliates (including, but not limited to, Subsidiary) and as of the Retirement Date, except as provided herein, he will not be eligible to participate in any of the benefit plans of the Company or any of its affiliates, including without limitation, the Compa-ny's Deferred Compensation Plan and Stock Purchase Plan, travel accident insurance, personal

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

accident insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and the 401(K) plan, except that Executive will be entitled to receive benefits pursuant to plans of the Company not otherwise addressed herein to the extent retirees of the Company are entitled to such benefits in the ordinary course. In addition, Executive will be entitled to receive benefits which are vested and accrued prior to the Retirement Date pursuant to plans of the Company or its affiliates.

          FOURTH: The Company agrees to pay Executive a bonus for the Company's fiscal year 1994 of $418,750, less all applicable withholding taxes. This bonus shall be in lieu of, not in addition to, any other bonus for fiscal year 1994 previously contemplated by Executive and shall be paid to Executive within 5 business days following the Retirement Date.

          FIFTH: The Company agrees to pay to Executive under the Conditional Cash Payout Agreement between Executive and the Company, dated August 30, 1990, as amended on August 28, 1991 and March 9, 1993 (the "Conditional Payout Agreement"), the amount of $1,211,458, less all applicable withholding taxes, within 5 business days following the Retirement Date.

          SIXTH: Executive shall continue to accrue credited service and benefits through the Salary Continuation Period under the Sara Lee Corporation Consolidated Pension Plan and the Sara Lee Corporation Supplemental Benefit Plan with respect to the Salary Continuation Payments. Following the Salary Continu-ation Period, Executive shall be eligible for benefits under such plans and benefits under the pension plan of Subsidiary in accordance with the terms thereof and the Company represents that such plans are the only retirement plans of the Company and its affiliates under which Executive is eligible to receive benefits.

          SEVENTH: Executive shall not be granted any stock options during the Salary Continuation Period. Effective as of the Retirement Date, Executive's existing stock options as set forth on Exhibit B attached hereto will become fully vested and remain exercisable until the dates specified in Exhibit B. Effective as of the Retirement Date, the Company will release 9/10ths (pro rated on the basis of 54 out of 60 months duration of the AGIP (as defined)) of the distribution of shares, interest and dividends, if any, which will be made to Execu-

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

tive in June 1994 pursuant to the FY90-94 Accelerated Growth Incentive Plan (the "AGIP"). The Company will release and deliver to Executive an additional 61,200 restricted shares of Company common stock payable pursuant to the AGIP in July 1999 which, at the time of release and delivery, shall be fully vested and free of any restrictions on transfer other than any restrictions imposed by applica-ble securities laws. Except as set forth in the previous sentence, Executive shall not participate in the AGIP following the Retirement Date.

          EIGHTH: The Company shall promptly reimburse Executive for business expenses incurred in the ordinary course of Executive's employment on or before the Retirement Date, but not previously reimbursed, provided the Company's policies of documentation and approval are satisfied. However, Executive is not authorized to be reimbursed for any business expenses incurred after the Retirement Date, except for reasonable expenses incurred by Executive in connection with his attendance at the meeting of the Supervisory Board of Subsidiary referred to in Paragraph First above, unless specifically set forth elsewhere herein or specifically authorized in advance by an executive officer of the Company. The Company agrees to provide Executive with routine secretari-al services until March 31, 1994 at the offices of the Company or Subsidiary.

          NINTH: The Company agrees to pay for Executive's continuing partici-pation in the Company's group health (medical and dental) insurance benefit plan presently available to the Company's Category A executives, on the same terms and conditions available to such Category A executives, until the earlier of (a) the date on which Executive obtains other full time employment with an employer which provides the same or substantially similar coverage and Executive becomes a participant therein or (b) December 31, 1996. The Company further agrees to maintain in effect, until the earlier of such dates, at its expense, the life insurance coverage presently made available to Executive. Commencing on Janu-ary 1, 1997, Executive will be entitled, at his election, to retiree group health (medical and dental) benefits and life insurance benefits as in effect on such date with respect to either (a) executives of Subsidiary or (b) executives of the Company, in either case, on the same terms and conditions available to such executives.

          TENTH: The Company agrees to pay to Executive $36,711 within 5 business days of the Retirement Date,

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

less all applicable withholding taxes, for financial counseling services (in-cluding tax advisory services) previously available to Executive at the Company's expense.

          ELEVENTH: The Company agrees to purchase Executive's residence, including all improvements, fixtures and customized decorating related to such residence, located at 950 North Michigan Avenue, Unit 3306, Chicago, Illinois (the "Chicago Residence") as soon as reasonably practicable following the Retirement Date for a purchase price of $1,380,000, subject to the following sentence. The Executive represents that the purchase price of the Chicago Residence was $1,025,000 and will provide the Company with appropriate documen-tation of such purchase price and Executive further represents that the cost of improvements, fixtures and customized decorating related to such residence equalled or exceeded $355,000. Executive will be permitted to occupy the Chica-go Residence without the payment of rent to the Company until March 31, 1994. The Company will pay the cost of moving the Executive's furniture and posses-sions located at the Chicago Residence to either Nassau or Holland, at Execu-tive's election, pursuant to the Company's currently existing standard relo-cation policy. Additionally, the Company will pay Executive $200,000, less all applicable withholding taxes, within 5 business days following the Retirement Date to defray any additional costs incurred by Executive in connection with such relocation. In order to arrange for the relocation of Executive from Chicago, the Company will pay for travel costs for Executive and his spouse from Chicago to and from Nassau until March 31, 1994.

          TWELFTH: Executive will continue to have access to the Company's aircraft, subject to the same terms and conditions applicable prior to the Retirement Date, until January 31, 1994.

          THIRTEENTH: Executive may continue to use the automobile provided to him by the Company in accordance with the terms of the Company's leased automo-bile policy until March 31, 1994. Thereafter, Executive shall, at his election, either purchase such automobile pursuant to the terms of the Company's leased automobile policy or return the automobile to the Company.

          FOURTEENTH: At all times hereafter, Executive will maintain the confidentiality of all information in whatever form concerning the Company or any of its affil-

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

iates or subsidiaries relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside the Company, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of the Company. Executive has returned or will immediately return to the Company all reports, files, memoranda, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and in-structional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Compa-ny, its subsidiaries and affiliates, and Executive has not retained and will not retain any copies, duplicates, reproductions or excerpts thereof. Executive agrees to take all necessary actions, if required by and at the cost of the Company, to vest such property rights in the Company.

          FIFTEENTH: Executive acknowledges that (i) the business in which the Company is engaged is intensely competitive and that Executive's employment by the Company has required Executive to have access to and knowledge of highly confidential information of the Company including, but not limited to, certain of the Company's confidential business plans, strategies and objectives, which are of vital importance to the success of the Company's business; (ii) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do material damage, financial and otherwise to the Compa-ny's business; and (iii) Executive's services to the Company have been special and unique.

          Therefore, in consideration of the terms and conditions of this Retirement Agreement, including the compensation to be paid hereunder, Executive agrees that during the Salary Continuation Period, Executive will not engage in any competitive activity. For purposes of this Paragraph Fifteenth, "competi-tive activity" shall mean Executive's participation in the management (with or without pay) of, or his acting as a consultant (with or without pay) for or employee of, any business operation of any enterprise if such operation or business competes with (a) the Household and Personal Care businesses of the Company or (b) the Coffee and Grocery businesses of

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

the Company in any areas of the world in which the Company or any affiliate is currently engaged in such business; PROVIDED that Executive's beneficial owner-ship of equity securities of a public company not in excess of 10% of the total voting power of the outstanding equity securities of such public company shall not be considered to be competitive activity; and PROVIDED FURTHER that Execu-tive shall be permitted to participate in the management of or act as consultant for or employee of (i) any business or operation that engages in DE MINIMIS amounts of competition with the Company in the areas described in (a) and (b) above as agreed to in writing by the Company or (ii) such companies as have been designated in Exhibit D attached hereto. It is the desire and intent of the parties that the provisions of this Paragraph Fifteenth shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Paragraph Fifteenth is adjudicated unenforceable in any jurisdiction, such adjudication shall apply only in the particular jurisdiction in which such adjudication is made.

          SIXTEENTH: During the Salary Continuation Period, Executive will not, directly or indirectly, solicit, entice, persuade or induce (or authorize or assist in the taking of any such actions by any third party) any employee of the Company or its affiliates with a view to inducing or encouraging such employee to leave the employ of the Company or its affiliates for the purpose of being hired by Executive or any other person.

          SEVENTEENTH: During the period from December 23, 1993 through December 31, 1996, the Company shall have the option to permanently discontinue the Salary Continuation Payments and all other obligations of the Company to Executive hereunder (except for the payment of vested and accrued pension benefits under applicable Company plans) if the Compensation Committee of the Board of Directors of the Company determines that Executive has:

          (a) engaged in the activities prohibited by Paragraphs Fifteenth and Sixteenth above;

          (b) divulged or discussed, orally or in writing, the circumstances of Executive's retirement and resignation from employment with the Company and the Subsidiary or his resignation as a director of the Company

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

               to or with any person other than, on a confidential basis, Execu-tive's spouse, his legal and financial advisers or those direc-tors and officers of the Company who were informed by the Company of the circumstances of Executive's retirement and resignation;

          (c) divulged or discussed, orally or in writing, proprietary finan-cial data or information, strategic plans or trade secrets of the Company or its affiliates to or with any person other than those directors and officers of the Company who have knowledge of such information without the prior written consent of an executive officer of the Company;

          (d) disparaged or criticized, orally or in writing, the performance of the Board of Directors or any director of the Company or of any specific former or current officer of the Company or any operating company or group president or the Company's management as a group to any person; or

          (e) initiated or participated in discussions of Company business matters with officers of the Company or its affiliates other than at the request of an officer of the Company;

PROVIDED, however, that Executive may divulge or discuss or provide the informa-tion described in clauses (a) through (e) above to the extent Executive is compelled by law to do so and, in such event, Executive shall notify the Company immediately upon any request or demand for information so that the Company may seek a protective order or other appropriate remedy or, in the Company's sole discretion, waive compliance with certain terms of this Paragraph Seventeenth; and PROVIDED FURTHER that, if and to the extent there has been a violation of Paragraph Eighteenth herein, Executive, after written notice to the Company may respond to such violation by communicating with the person with whom the Company communicated to the same extent and in the same manner as the Company commu-nicated with such person, and in such event such response shall not be a violation of any of the provisions of this Retirement Agreement.

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

          The Company hereby represents to Executive that as of the date hereof the Company knows of no violation of this Paragraph Seventeenth.

          The foregoing shall be in addition to, and not in lieu of any legal or equitable rights and remedies to which the Company may be entitled as a result of such conduct by Executive.

          EIGHTEENTH: During the period from December 23, 1993 through December 31, 1996, neither the Company nor any directors, officers, employees or other representatives of the Company or its affiliates will:

          (a) divulge or discuss, orally or in writing, the circumstances of Executive's retirement and resignation from employment with the Company and the Subsidiary or his resignation as a director of the Company to or with any person other than, on a confidential basis, with Executive, Executive's legal and financial advisers or those directors and officers of the Company who have reason to know of such circumstances; or

          (b) disparage or criticize, orally or in writing, the performance of Executive as an employee of the Company or its affiliates to any other person;

PROVIDED, however, that the Company may divulge or discuss or provide the information described in clauses (a) and (b) above to the extent the Company is compelled by law to do so and, in such event, the Company shall notify Executive immediately upon any request or demand for information so that Executive may seek a protective order or other appropriate remedy or, in Executive's sole discretion, waive compliance with the terms of this Paragraph Eighteenth except that this Paragraph Eighteenth shall not in any way restrict the Company from
(i) issuing the press release attached hereto as Exhibit D and making any statements not inconsistent with such press release, (ii) filing this Retirement Agreement and the press release with the Securities and Exchange Commission (the "SEC") to the extent required by law or (iii) disclosing or describing the existence and terms of this Retirement Agreement and the press release in a manner not inconsistent with the terms of this Retirement Agreement in any docu-ment filed with the SEC or in the

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

Company's annual or quarterly reports to shareholders; and PROVIDED FURTHER that, if and to the extent there has been a violation of Paragraph Seventeenth herein, the Company, after written notice to Executive, may respond to such violation by communicating with the same person with whom Executive communicated to the same extent and in the same manner as Executive communicated with such person, and in such event such response shall not be a violation of any of the provisions of this Retirement Agreement.

          Executive hereby represents to the Company that as of the date hereof Executive knows of no violation of this Paragraph Eighteenth.

          The foregoing shall be in addition to, and not in lieu of any legal or equitable rights and remedies to which Executive may be entitled as a result of such conduct by the Company.

          NINETEENTH: The Company shall issue a press release regarding Executive's retirement substantially in the form attached hereto as Exhibit D or in a form mutually agreeable to the parties hereto, and Executive represents and agrees that he shall not make any statements to the media regarding the subject matter herein, except that Executive may respond to direct inquiries by the media, PROVIDED that Executive may only provide information not inconsistent with such press release.


          TWENTIETH:

          (a) Executive and the Company, on behalf of themselves, their heirs, executors, administrators, and assigns and affiliates, employees and agents do hereby knowingly and voluntarily release, acquit and forever discharge each other and any affiliates, legal representatives, successors and assigns, past, present and future directors, officers, employees, trustees and shareholders from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date hereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive or the Company, or any of their heirs, executors, administrators and assigns and affiliates, employees and agents ever had, now has or at any time hereafter may have, own or hold against each other or any affiliates, legal representatives, successors and assigns, past, present and future directors, officers, employees, trustees and shareholders. Executive acknowledges that, in exchange for this release, the Company is providing Executive with a total consideration, financial and otherwise, which exceeds what Executive would have received had Executive not given this release. By executing this Retirement Agreement, Executive is waiving all claims against the Company and its related persons arising under federal, state and local labor and anti-discrimination laws and any other restriction on the right to terminate employment, including without limitation the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act, and the Illinois Fair Employ-ment Act. Nothing herein shall release any party from any obligation under this Retirement Agreement. In addition, (i) Executive does not hereby waive any benefits vested and accrued prior to the Retirement Date under applicable plans of the Company or its affiliates and Executive is not required to sign this Retirement Agreement in order to receive such vested benefits and (ii) Executive does not hereby waive any benefits under any plans of the Company not specifi-cally addressed elsewhere herein under which retirees of the Company are entitled to benefits in the ordinary course pursuant to the terms of such plans.

          (b) Executive and the Company each agree that he or it will not com-mence any action or proceeding of any nature whatsoever, and that he or it will not seek or be entitled to any award of equitable or monetary relief in any action or proceeding brought on his or its behalf, that arises out of the matters released by Executive or the Company under this Retirement Agreement.

          TWENTY-FIRST: Each party represents to the other than in executing this Retirement Agreement he or it does not rely and has not relied upon any representation or statement not set forth herein made by the other party or by any of the other party's agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Retirement Agreement or otherwise.

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

          TWENTY-SECOND: The Company has advised Executive to consult with an attorney of his choosing prior to the signing of this Retirement Agreement and Executive hereby represents to the Company that he has consulted with an attorney prior to the execution of this Retirement Agreement. Executive shall have twenty-one (21) days to consider the waiver of his rights under the ADEA and once he has signed this Retirement Agreement, Executive shall have seven (7) additional days from the date of execution to revoke his consent to the waiver of his rights under the ADEA. If no such revocation occurs, Executive's waiver of rights under the ADEA shall become effective seven (7) days from the date of execution by the parties. In the event that Executive revokes his waiver of rights under the ADEA, the Company shall have the right to not pay the Salary Continuation Payments set forth in Paragraph Second and to not pay or provide the other benefits set forth in this Retirement Agreement in which case all provisions of this Retirement Agreement shall immediately become void and of no effect and any benefits previously paid to Executive pursuant to this Retirement Agreement prior to the date of such revocation shall be immediately repaid to the Company. Neither Executive, on the one hand, nor the Company, on the other hand, shall have any obligation toward the other under any other agreement except for this Retirement Agreement.

          TWENTY-THIRD: This Retirement Agreement will be governed by and construed and enforced under the laws of the State of Illinois, without regard to its conflict of laws rules. Any proceeding relating to this Retirement Agreement shall be brought in a state or federal court located in Cook County, Illinois. The Company and Executive hereby consent to personal jurisdiction in any such action and to service of process by mail at the address set forth in Paragraph Twenty-Eighth herein and waive any objection to venue in any such Illinois court. If Executive prevails in an action against the Company to enforce the terms of this Retirement Agreement, the Company agrees to pay Executive's reasonable attorney's fees.

          TWENTY-FOURTH: In the event that any one or more of the provisions of this Retirement Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Retirement Agreement is held to be excessively broad as to duration, scope, activity or subject,

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

          Executive acknowledges and agrees that the Company will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Paragraphs Fourteenth, Fif-teenth, Sixteenth and Seventeenth herein and Executive agrees that, in the event of an actual or threatened breach or violation of such provisions, the Company shall be awarded injunctive relief in a court of appropriate jurisdiction to prohibit or remedy any such violation or breach or threatened violation or breach, without the necessity of posting any bond or security, and such right to injunctive relief shall be in addition to any other right or remedy available to the Company.

          The Company acknowledges and agrees that Executive will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Paragraph Eighteenth herein and the Company agrees that, in the event of an actual or threatened breach or violation of such provisions, Executive shall be awarded injunctive relief in a court of appropriate jurisdiction to prohibit or remedy any such violation or breach or threatened violation or breach, without the necessity of posting any bond or security, and such right to injunctive relief shall be in addition to any other right or remedy available to Executive.

          TWENTY-FIFTH: The Company will make all reasonable efforts to cooperate with Executive to minimize the taxes and tax withholding to be incurred by Executive as a result of the payments to be made pursuant to this Retirement Agreement, PROVIDED that the Company shall not be obligated to incur any additional costs or suffer any detriment as a result of the Company's compliance with this Paragraph Twenty-Fifth.

          TWENTY-SIXTH: The Company will pay all reasonable legal expenses incurred by Executive in connection with the negotiation and preparation of this Retirement Agreement.


          TWENTY-SEVENTH: This Retirement Agreement is subject to the approval of the Compensation Committee of the Board of Directors of the Company, PROVIDED that if Executive has not been notified by the Company by Janu-

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

ary 7, 1994 that the Compensation Committee has disapproved this Retirement Agreement, this Retirement Agreement shall be deemed to have been approved and this Paragraph Twenty-Seventh shall be of no further force and effect. If the Compensation Committee disapproves this Retirement Agreement, this Retirement Agreement and any resignations tendered by Executive pursuant hereto shall be void and of no force and effect.

          TWENTY-EIGHTH: Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt request-ed, addressed as follows:

               To Executive at:

               Palmyre Bay Water Drive
               Lyford Cay, Nassau
               New Providence Island, Bahamas

               with a copy to:

               Roger C. Siske, Esq.
               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, Illinois 60606-6404

               To the Company at:

               Sara Lee Corporation
               Three First National Plaza
               Chicago, Illinois 60602-4260
               Attention:  General Counsel

          TWENTY-NINTH: This Retirement Agreement sets forth the entire agreement between the parties hereto and may not be changed without the written consent of the parties. This Retirement Agreement supersedes all prior agree-ments and understandings concerning the subject matter hereof including, but not limited, the Conditional Payout Agreement, the Employment Agreement between Executive and the Company, dated July 1, 1985, and agreements between Executive and Subsidiary and Executive's Supplemental Retirement Agreement, dated February 23, 1982, as amended. The parties may execute this Retirement Agreement in counterparts.

          THIRTIETH: This Retirement Agreement is intended to be binding upon and shall inure to the benefit

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have executed this Retirement Agree-ment as of the date first written above.

CORNELIS BOONSTRA                               SARA LEE CORPORATION


____________________________               By:  /s/ Gary C. Grom
                                                ____________________
                                                Name: Gary C. Grom
                                                Title: Senior Vice President -
                                                       Human Resourses

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have executed this Retirement Agree-ment as of the date first written above.

CORNELIS BOONSTRA                               SARA LEE CORPORATION


/s/ Cornelis Boonstra                       By:
_________________________                       ____________________
                                                Name:
                                                Title:

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

                                   EXHIBIT A

                                                               December 30, 1993




Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260


          Re:  LETTER OF RESIGNATION

Gentlemen:


          Effective December 31, 1993, I am resigning as a director of Sara Lee Corporation (the "Corporation") and from all offices, titles and positions I have been appointed to at the Corporation, and any of its subsidiaries, divi-sions or affiliates, except for my position as Chairman of the Board of Manage-ment of Douwe Egberts, B.V. ("SLDE"). Effective immediately following the meet-ing of the Supervisory Board of SLDE, currently scheduled to be held on Janu-ary 3, 1994, I am resigning from my position as Chairman of the Board of Management of SLDE.

                                        Very truly yours,



                                        Cornelis Boonstra

                                                                      FORM 10-Q
                                                                      EXHIBIT 10

                                                                      EXHIBIT B

CORNELIS BOONSTRA
NIEUWE'S GRAVELANDSEWEG 79
1406 NC BUSSUM
THE NETHERLANDS,

Sara Lee Corporation           OPTIONEE STATEMENT              Run Date 12/14/93

                                 As of 12/31/93                    Page No. 1




Date of        Type of Grant     Options        Options        Option        Date of                                Availability
 Grant                           Granted         Outst.        Price          Expir.           Options Vested       For Exercise
- --------       -------------     -------        -------       --------       --------          --------------       ------------
03/02/92       NQO RSO            35,022         35,022       $26.8800       03/02/97          35,022 (CURRENT)          35,022

03/02/92       NQO RSO            24,614         24,614       $26.8800       03/02/97          24,614 (CURRENT)          24,614

03/25/92       NQO RSO             2,684          2,684       $25.9700       03/25/97           2,684 (CURRENT)           2,684

07/01/92       NON-QUAL           44,400         34,400       $25.6300       07/01/97          34,400 (CURRENT)          34,400

06/23/93       NON-QUAL           30,000         30,000       $24.6900       06/23/03               0 (CURRENT)               0
                                                                                               10,000 ON 06/23/94
                                                                                               10,000 ON 06/23/95
                                                                                               10,000 ON 06/23/96

08/25/93       NON-QUAL           60,300         60,300       $26.0600       08/25/03               0 (CURRENT)               0
                                                                                               20,100 ON 08/25/94
                                                                                               20,100 ON 08/25/95
                                                                                               20,100 ON 08/25/96

                                 -------        -------
                     Shares      197,020        187,020


                                                                      FORM 10-Q
                                                                      EXHIBIT 10

                                                                      EXHIBIT C




                                      NONE

                                                                      FORM 10-Q
                                                                     EXHIBIT 10

Confidential                         2:03 PM                  December 30, 1993



For Immediate Release

Lynn McHugh (Analysts)                                 Anne M. McCarthy (Media)
1 312 558 8464                                         1 312 558 8727

                         SARA LEE CORPORATION ANNOUNCES
                         RETIREMENT OF CORNELIS BOONSTRA

Chicago, (January 4, 1993) -- Sara Lee Corporation today announced the retire-ment of Cornelis Boonstra, president and a director of the corporation, effec-tive December 31, 1993.
     Boonstra said, "I value very highly my career at Sara Lee Corporation and wish the company much success in the future."
     Boonstra joined Sara Lee in 1974 as the general manager of the corporation's Intradal division in the Netherlands. He was named a senior vice president in 1986. Boonstra was elected a director and appointed executive vice president in 1988, with responsibility for the corporation's Coffee and Grocery and Household and Personal Care businesses. He served as president of the corporation since July 1993.
     Commenting on Boonstra's retirement, John H. Bryan, chairman and chief executive officer, said, "Mr. Boonstra leaves a highly important legacy to the corporation. Over the past two decades he has been one of the major figures in the development of our international presence."
     Boonstra's responsibilities will be assumed by C. Steven McMillan, execu-tive vice president and Donald J. Franceschini, senior vice president. They will report to John H. Bryan.
     Sara Lee Corporation, with annual sales of $14.6 billion in fiscal 1993, is a global food and consumer products company that markets a wide variety of products under leading brand names, including HANES, HANES HER WAY, L'EGGS, DIM, BALI, PLAYTEX, CHAMPION, KIWI, HILLSHIRE FARM, BALL PARK, JIMMY DEAN, DOUWE EGBERTS AND SARA LEE.

                                      # # #